UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On September 6, 2006, we issued a press release announcing selected preliminary financial results for our fiscal year ended June 30, 2006.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or  Completed Interim Review.

On September 6, 2006, we also announced in our press release attached as Exhibit 99.1 that, in connection with the preparation of financial statements for the fiscal year ended June 30, 2006, a subcommittee of our independent directors was appointed to review our accounting treatment for stock option grants for prior years.  That review is still ongoing.  The subcommittee has concluded that errors were made in the accounting for certain historical stock options granted during and prior to fiscal 2004, and that previously issued financial statements will require restatement as a result of these errors.  The subcommittee currently estimates that additional compensation and related payroll tax expense of approximately $12 million, $10 million, $7 million, $1 million and $1 million will be required to be recorded in our fiscal years 2002, 2003, 2004, 2005 and in the first three quarters of fiscal 2006, respectively.  In addition, the subcommittee currently estimates that beginning retained earnings as of July 1, 2001 will be adjusted by approximately $20 million, related to compensation expense from periods prior to fiscal 2002.  Accordingly, previously issued financial statements and the reports of our independent registered public accounting firm for those periods should not be relied upon.  Because the subcommittee’s work is ongoing, these estimates are subject to change.  The subcommittee’s review indicates that these compensation expense impacts are primarily the result of errors in the determination of the measurement date related to grants of options allocated among a pool of our employees when the specific number of options to be awarded to specific employees had not been finalized.

We expect that the restated financial statements will also reflect the correction of certain previously identified errors, which were not previously recorded because we believed they were not material, as well as certain miscellaneous errors identified during the fiscal 2006 financial closing process. Such corrections will impact both the previously issued annual periods from 2003 to 2005 and the quarterly periods for 2006. These adjustments are expected to increase net income by approximately $3 million for the first three quarters of fiscal 2006, with a corresponding decrease in net income for fiscal years 2003, 2004 and 2005 of an equal amount in the aggregate.

The subcommittee of our independent directors has discussed, and will continue to discuss, with Deloitte & Touche LLP, our independent registered public accounting firm, the matters disclosed in this Item 4.02.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Press release issued by Aspen Technology, Inc. on September 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: September 6, 2006	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on September 6, 2006.